UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025

CalciMedica, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39538	45-2120079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Coast Boulevard South, Suite 307
La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 952-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CALC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 6, 2025, CalciMedica, Inc. (the “Company”) filed a prospectus supplement (the “Prospectus Supplement”) with the Securities and Exchange Commission (the “SEC”) to increase the maximum aggregate offering price of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issuable under the Company’s at-the-market offering agreement (the “Offering Agreement”) with H.C. Wainwright & Co., dated August 11, 2023, from $4,450,000 to $9,700,000. The Prospectus Supplement supplements the information in the prospectus dated August 18, 2023 (the “Prior Prospectus”), as previously supplemented by the prospectus supplement dated December 20, 2024, relating to the offer and sale of up to $4,450,000 of shares of the Common Stock pursuant to the Offering Agreement. A copy of the legal opinion as to the legality of the $9,700,000 of shares of Common Stock issuable under the Sales Agreement and covered by the Prospectus Supplement is filed as Exhibit 5.1 attached hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CalciMedica, Inc.

Date: November 6, 2025	By:	/s/ A. Rachel Leheny, Ph. D.
	Name:	A. Rachel Leheny, Ph. D.
	Title:	Chief Executive Officer